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                                 Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                          Internet www.paulhastings.com

                                October 31, 2001



Montgomery Asset Management, LLC
101 California Street
San Francisco, California 94111

         Re: The Montgomery Funds II (the "Registrant")

Ladies and Gentlemen:

                  We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinion given on October 26, 1998 (the "Prior Opinion") respecting the legality of the shares of beneficial interest for the Montgomery Balanced Fund, the Montgomery Global-Long Short Fund and the Montgomery Emerging Markets Focus Fund (formerly called Montgomery Emerging Markets 20 Portfolio).

                  The Prior Opinion was filed as an exhibit to Post-Effective Amendment No. 37 filed with the Commission on October 29, 1998.

                                       Very truly yours,


                                       Paul, Hastings, Janofsky & Walker LLP